                              EMPLOYMENT AGREEMENT
                              --------------------



     THIS EMPLOYMENT AGREEMENT dated as of August 19, 1994 ("Agreement"), is by and between WorldCorp, a Delaware corporation, its successors and assigns (hereinafter "WorldCorp") and T. Coleman Andrews, III ("Andrews").

     WHEREAS, Andrews has served as WorldCorp's Chief Executive Officer and President since June 15, 1987, at which time the newly formed WorldCorp assumed Andrews' Employment Agreement with World Airways, Inc., dated August 25, 1986. Andrews and WorldCorp entered into a new Employment Agreement on November 10, 1988, which was extended pursuant to the terms of that Agreement to August 31, 1995.

     WHEREAS, WorldCorp desires to continue to employ Andrews and Andrews desires to continue to serve WorldCorp as Chief Executive Officer and President;

     NOW, THEREFORE, WorldCorp and Andrews, in consideration of the mutual covenants and promises contained herein, do hereby agree as follows:

     1.  Acceptance of Employment.  Subject to the terms and conditions set
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forth below, WorldCorp agrees to employ Andrews and Andrews accepts such employment.

     2.  Term.  The period of employment shall be from the date first written
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above through December 31, 1997, unless further extended or sooner terminated as hereinafter set forth. If, as of December 31, 1996, Andrews and WorldCorp have not executed a new employment agreement, or neither party has given written notice to the other that they intend to allow this agreement to expire at the end of its term on December 31, 1997, then and in that event, this agreement will be automatically extended for eighteen (18) months through June 30, 1998, with all economic provisions extended on a pro rata basis.

     3.  Position and Duties.  Andrews shall continue to serve as Chief
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Executive Officer and President of WorldCorp with the duties described in
Article V, Section 8 of WorldCorp's By-Laws, as in effect on the date hereof. Andrews shall continue to serve as a Director of WorldCorp. Andrews may serve on the board of directors of other companies with the prior approval of WorldCorp's Chairman or Board of Directors. Andrews shall devote substantially all of his working time and attention to the business and affairs of WorldCorp.

     4.  Compensation and Related Matters.
         --------------------------------

     (a) Base Salary.  Andrews shall receive a minimum salary of $350,000 per
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annum payable in monthly installments in accordance with the payroll procedures for WorldCorp's salaried employees in effect during the term of this Agreement.

     (b) Eligibility for Bonuses.  Andrews shall be eligible to receive an
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annual bonus pursuant to WorldCorp's officer incentive bonus plan.

     (c) Performance Stock Options.  (i) Andrews shall be granted options to
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purchase WorldCorp Common Stock pursuant to the Amended and Restated Stock
Option Plan (as amended and restated on August 19, 1994), as set forth in the Stock Option Agreement of even date herewith, a copy of which is attached hereto and incorporated herein by reference.

     (ii) Andrews agrees to hold the following amounts of WorldCorp common stock for the balance of the term of this Agreement (and for any renewals thereof), from the earlier to occur of: (1) Andrews' exercise of options in the amounts
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set forth below or (2) the dates indicated below.  For purposes of this
Agreement, any shares of WorldCorp common stock owned by members of Andrews' immediate family (i.e., spouse, sons or daughters) shall be counted toward Andrews' WorldCorp stock ownership and holding requirements.

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

                                                       Required
        Options Exercised       Date              Common Stock holdings
        -----------------       ----              ---------------------
               300,000          April 1, 1995        20,000
               400,000          April 1, 1996        30,000
               500,000          April 1, 1997        40,000
               600,000          --------------       50,000
               700,000          --------------       60,000
               800,000          --------------       70,000

     (d) Business Expenses.  Andrews shall be entitled to reimbursement of
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business-related expenses consistent with WorldCorp's policies.

     (e) Fringe Benefits.  Andrews shall be entitled to all employee benefits
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made available now or in the future to other officers of WorldCorp.  In the event this Agreement is terminated by either party for any reason other than death or for cause, Andrews may participate in WorldCorp's health and other benefit programs for one year for each year of service as Chief Executive Officer since August 1986, on the same terms available to the most senior executives of WorldCorp or its affiliates, or until Andrews obtains comparable coverage, whichever is earlier. WorldCorp will maintain key-man insurance on Andrews in the amount of $5,000,000 during the term of this Agreement. In the event of Andrews' death, WorldCorp shall be required to use the proceeds to purchase some or all of the stock options and/or common shares then owned by Andrews at a price determined by the formula set forth in Appendix A.

     (f) Vacations.  Andrews shall be entitled to one (1) month of paid vacation
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in each calendar year.  Andrews shall be entitled to all paid holidays observed by WorldCorp.

 5.  Termination of Employment.
     -------------------------

     (a) Death.  Andrews' employment hereunder shall terminate upon his death,
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in which event WorldCorp shall have no further obligation to Andrews or his estate with respect

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

to compensation, other than the disposition of life insurance and related benefits.

     (b) By WorldCorp for Disability.  If Andrews incurs a disability and such
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disability continues for a period of twelve (12) consecutive months, then
WorldCorp may terminate this Agreement upon written notice to Andrews, in which event WorldCorp shall have no obligation to Andrews with respect to compensation under Section 4(a) of this Agreement. The term "disability" means a physical or mental illness that will prevent Andrews from doing substantial gainful work for at least twelve months or is likely to result in death. If Andrews became entitled to Social Security benefits payable on account of disability, he will be conclusively deemed to be disabled for purposes of this Agreement.

     (c) By WorldCorp for Cause.  The Board of Directors of WorldCorp may
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terminate this Agreement for Cause.  "Cause" shall be defined as: (i) willful failure to perform at the direction of the resolutions of the Board of Directors (other than any such failure resulting from Andrews' incapacity due to physical or mental illness or any such actual or anticipated failure after Andrews gives notice of termination of employment for Good Reason (as hereinafter defined)) ;
(ii) willful dishonesty with the intent to mislead; or (iii) gross negligence in the performance of the services contemplated by this Agreement. Andrews may only be terminated for Cause pursuant to a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board at a meeting of the Board finding that, in the good faith opinion of the Board, Andrews was guilty of conduct set forth in clause (i), (ii), or (iii) above, and specifying the particulars thereof in detail; provided, however, that Andrews may not be terminated for Cause unless: (i) Andrews receives prior written notice of WorldCorp's intention to terminate this Agreement for Cause and the specific reasons therefor; and (2) Andrews has

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

an opportunity to be heard by WorldCorp's Board of Directors and be given, if the Board deems the acts are correctable, a reasonable opportunity to correct the act or acts (or non-action) giving rise to such written notice. If Andrews fails to make such correction, this Agreement shall be terminated.

     (d) By WorldCorp for Other Than Cause.  In the event the Board of Directors
         ---------------------------------
terminates this Agreement for reasons other than causes as defined in sub-paragraph (c) above, WorldCorp will pay to Andrews within ten (10) days of notice of termination the undiscounted remainder of his base salary, including deferred salary and/or bonus compensation, under this Agreement, as well as all granted but unvested stock options under the Stock Option Agreement of even date herewith between WorldCorp and Andrews, which such options shall become immediately exercisable. In the event that any payment to Andrews under this paragraph is subject to any federal or state excise tax, WorldCorp shall pay to Andrews an additional amount equal to the excise tax imposed including additional federal and state income and excise taxes as a result of the payments under this paragraph, and such payment will be made when the excise tax and income taxes are due. Whether an excise tax is payable, and the amount of the excise tax and additional income taxes payable, shall be determined by WorldCorp's accountants and WorldCorp shall hold Andrews harmless for any and all taxes, penalties, and interest that may become due as a result of the failure to properly determine that an excise tax is payable or the correct amount of the excise tax and additional income taxes. In the event of a disagreement between WorldCorp and Andrews as to whether the termination was for cause, that issue shall be submitted within twenty (20) days of the notice of termination to binding arbitration.

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

     (e) By Andrews.  Andrews may terminate his employment hereunder (for
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purposes of this Agreement "Good Reason") after giving at least 30 days notice in the event that: (i) WorldCorp relocates its general and administrative offices or Andrews' place of employment to an area other than Washington, D.C., Standard Metropolitan Statistical Areas, (ii) he is assigned any duties substantially inconsistent with his responsibilities as described by Section 3 hereof or a substantial adverse alteration is made to the nature or status of such responsibilities, (iii) WorldCorp reduces his annual base salary as in effect on the date hereof or as the same may be increased from time to time;
(iv) WorldCorp fails, without Andrews' consent, to pay Andrews any portion of his current compensation, or to pay him any portion of an installment of deferred compensation under any deferred compensation program of WorldCorp, within seven (7) days of the date such compensation is due; (v) WorldCorp fails to continue in effect any compensation plan in which Andrews participates which is material to Andrews' total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by WorldCorp to continue Andrews' participation therein (or in such substitute or alternative Plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Andrews' participation relative to other participants; (vi) WorldCorp fails to continue to provide Andrews with benefits substantially similar to those enjoyed by Andrews under any of WorldCorp's pension, life insurance, medical, health and accident, or disability plans on which Andrews was participating, WorldCorp takes any action which would directly or indirectly materially reduce any of such benefits or deprive Andrews of any material fringe benefit enjoyed by Andrews, or WorldCorp fails to provide Andrews with the number of paid vacation days to which Andrews

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

is entitled hereunder; (vii) WorldCorp terminates, or proposes to terminate Andrews' employment hereunder contrary to the requirements of Section 5(c) hereof (for purposes of this Agreement, no such termination of purported termination shall be effective); or (viii) the Board determines that WorldCorp should be sold, liquidated or dissolved prior to the end of this Agreement. In the event that Andrews decides to terminate this Agreement and his employment with WorldCorp or any successor in interest in accordance with the provisions of this section, he shall receive the undiscounted remainder of his base salary, including deferred salary and/or bonus compensation, under this Agreement as well as all granted but unvested stock options under the Stock Option Agreement of even date herewith between WorldCorp and Andrews, which such options shall become immediately exercisable. Any other payments due or actions required under this paragraph shall be made within 10 days of termination of the Agreement.

     In the event that any payment to Andrews under this paragraph is subject to any federal or state excise tax, WorldCorp shall pay to Andrews an additional amount equal to the excise tax imposed including additional federal and state income and excise taxes as a result of the payments under this paragraph, and such payment will be made when the excise tax and income taxes are due. Whether an excise tax is payable, and the amount of the excise tax and additional income taxes payable, shall be determined by WorldCorp's accountants and WorldCorp shall hold Andrews harmless for any and all taxes, penalties, and interest that may become due as a result of the failure to properly determine that an excise tax is payable or the correct amount of the excise tax and additional income taxes. In the event of a disagreement between WorldCorp and Andrews as to whether the termination was for cause, that issue shall be submitted within twenty (20) days of the notice of termination to binding arbitration.

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

     (f) Notice of Termination.  Termination of this Agreement by WorldCorp or
         ---------------------
termination of this Agreement by Andrews shall be communicated by written notice to the other party hereto, specifically indicating the termination provision relied upon.

     6.  Beneficiary.  The Beneficiary of any payment to be made in the event of
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Andrew's death shall be his wife, or such other person or persons as Andrews shall designate in writing to WorldCorp. If no beneficiary shall survive Andrews, any such payments shall be made to his estate.

     7.  Arbitration.  Any dispute or controversy arising under or in connection
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with this Agreement shall be settled exclusively by arbitration, under the rules of the American Arbitration Association.

     8.  No Waiver.  The failure of either party at any time to enforce any
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provisions of this Agreement or to exercise any remedy, option, right, power or privilege provided for herein, or to require the performance by the other party of any of the provisions hereof, shall in no way be deemed a waiver of such provision at the same or at any prior or subsequent time.

     9.  Governing Law.  This Agreement is governed by and shall be construed in
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accordance with the laws of the State of Virginia.  Andrews agrees to submit to personal jurisdiction in the State of Virginia.

     10.  Validity.  The invalidity or unenforceability of any provision or
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provisions of this Agreement shall not be deemed to affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     11.  Successors.  This Agreement shall be binding upon WorldCorp, its
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successors and assigns, including any corporation or other business entity which may acquire all or substantially

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

all of WorldCorp's assets or business, or within which WorldCorp may be consolidated or merged, or any surviving corporation in a merger involving WorldCorp.

     12.  Waiver or Modification of Agreement.  No waiver or modification of
          -----------------------------------
this Agreement shall be valid unless in writing and duly executed by both parties.

     13.  Counterparts.  This Agreement may be executed in one or more
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counterparts, each of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, parties have executed this Agreement as of the date and year first above written.


                                 WORLDCORP, INC.

                                 By: /s/ William F. Gorog
                                    ------------------------------
                                         William F. Gorog
                                         Chairman of the Board

                                     /s/ T. Coleman Andrews, III
                                 ---------------------------------
                                     T. Coleman Andrews, III

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